Exhibit 23.01

Consent of Independent Registered Public Accounting Firm
The Board of Directors
NortonLifeLock Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-230163, 333-229511, 333-223734, 333-221341, 333-219714, 333-216132, 333-212847, 333-191889, 333-179268, 333-175783, 333-170326, 333-155266, 333-148107, 333-141986, 333-140252, 333-126403, 333-119872, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783, 333-179268, 333-191889, 333-212847, 333-216132, 333-219714, 333-221341, 333-223734, 333-229511, and 333-230163) and on Form S-3 (Nos. 033-82012, 033-63513, 333-77072, 333-127958, 333-127959, 333-139230, 333-169330, 333-211513, 333-214054, 333-221042, and 333-238756) of NortonLifeLock Inc. (formerly named Symantec Corporation) of our report dated May 20, 2022, with respect to the consolidated balance sheets of NortonLifeLock Inc. as of April 1, 2022 and April 2, 2021, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended April 1, 2022, and related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of April 1, 2022 which report appears in the April 1, 2022 annual report on Form 10-K of NortonLifeLock Inc.

/s/ KPMG LLP
Santa Clara, California

May 20, 2022